Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the Registrant treats as private or confidential.

SUBSCRIPTION AGREEMENT

by and among

RIVIAN AUTOMOTIVE, INC.,

SMB HOLDING CORPORATION

and

UBER TECHNOLOGIES, INC. (solely with respect to Article I and Article VII hereof)

Dated as of March 18, 2026

SUBSCRIPTION AGREEMENT, dated as of March 18, 2026, by and among Rivian Automotive, Inc., a Delaware corporation (“Rivian”), SMB Holding Corporation, a Delaware corporation (the “Investor”), and, solely with respect to Article I and Article VII hereof, Uber Technologies, Inc. (“United”), each a “Party,” and together the “Parties,” provided, for the avoidance of doubt, that United shall only constitute a Party for purposes of Article I and Article VII hereof.

WHEREAS, concurrently with the execution of this Agreement, Rivian Automotive, LLC, a Delaware limited liability company (“Rivian LLC”) and an affiliate of Rivian, is entering into that certain Master Framework Agreement (the “Master Framework Agreement”) with United and an affiliate of the Investor;

WHEREAS, the Investor desires to purchase from Rivian, and Rivian desires to issue and sell to the Investor, the Milestone Securities (as defined below) on the terms and conditions set forth in this Agreement; and

WHEREAS, the Milestone Securities are being offered and sold to the Investor, on the terms and subject to the conditions set forth in this Agreement, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from the registration requirements under the Securities Act.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.01 Certain Defined Terms. For purposes of this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Action” means any claim, action, suit, inquiry, proceeding or investigation by or before any Governmental Authority or arbitral tribunal.

“[***]” has the meaning set forth in the Master Framework Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect at least a majority of the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings. Notwithstanding the foregoing, for the avoidance of doubt, each of (i) Mind Robotics, Inc., (ii) Also, Inc. and (iii) Rivian and Volkswagen Group Technologies, LLC, and any of their respective Subsidiaries, shall not be considered to be an “Affiliate” of Rivian.

“Agreement” means this Subscription Agreement among the Parties (including the Schedules and Exhibits hereto) and all amendments hereto made in accordance with the provisions of Section 7.03.

“Antitrust Conditions” has the meaning ascribed thereto in Section 2.03(b).

“Antitrust Laws” means any Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, lessening of competition or restraint of trade.

“Breach” has the meaning ascribed thereto in Section 3.14(e).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Irvine, California, USA.

“Closing Conditions” has the meaning ascribed thereto in Section 2.02(b).

“Closing Price” means the arithmetic average of the daily volume-weighted average sale price of one Share (calculated to the nearest one-hundredth of one cent) as displayed under the heading “Bloomberg VWAP” on the Bloomberg AQR screen page of Rivian (or, if such screen page is not available, its equivalent successor page) in respect of the period beginning at 9:30:01 a.m., New York time (or such other time as the Nasdaq Global Select Market publicly announces is the official open of trading) and ending at 4:00:00 p.m., New York time (or such other time as the Nasdaq Global Select Market publicly announces is the official close of trading) for the thirty (30) consecutive trading days ending on the trading day immediately preceding (i) in the case of Milestone #1, the date hereof, and (ii) in the case of Milestone #2, Milestone #3, Milestone #4 or Milestone #5, the applicable Milestone Achievement Date for each such Milestone (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).

“Confidentiality Agreement” has the meaning ascribed thereto in Section 5.01.

“Continuing Breach” means, with respect to a representation, warranty, or covenant, an ongoing breach of such representation, warranty, or covenant which breach has not been cured or remediated such that such representation or warranty is then accurate in all material respects or such covenant is then being complied with in all material respects, in each case, as of the applicable Milestone Closing Date; provided, that for the purpose of determining whether such breach has been cured or remediated, any representations or warranties relating to historical matters (such as lookback periods or representations as to compliance with any matter in the past) shall be disregarded, such that if such representation, warranty or covenant is accurate or complied with in all material respects at the present time, then no such Continuing Breach shall be in effect or continuing.

By way of illustration, for the purposes of determining whether a Continuing Breach is occurring with respect to Section 3.09(e), such section shall be deemed to read as “Rivian is in compliance in all material respects with all applicable listing and corporate governance rules and regulations of the Nasdaq Global Select Market”.

“Contract” has the meaning ascribed thereto in Section 3.04.

“Covered Activity” has the meaning ascribed thereto in Section 3.23.

“Covered Person” has the meaning ascribed thereto in Section 3.22(b).

“Damages” has the meaning ascribed thereto in Section 5.04(h)(i).

“Data” has the meaning ascribed thereto in Section 3.14(d).

“Data Privacy and Security Obligations” has the meaning ascribed thereto in Section 3.14(d).

“Dispute” has the meaning ascribed thereto in Section 7.07(a).

“Dispute Notice” has the meaning ascribed thereto in Section 7.07(a).

“Disqualification Events” has the meaning ascribed thereto in Section 3.22(a).

“Exchange Act” has the meaning ascribed thereto in Section 3.05.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency, commission or any court of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Group” has the meaning ascribed thereto in Section 3.01.

“Group Company” has the meaning ascribed thereto in Section 3.01.

“Holder” means any Other Holder (as defined below) and the Investor.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property Rights” has the meaning ascribed thereto in Section 3.14(a).

“Investor Fundamental Representations” means the representations and warranties made by the Investor in Section 4.01 (Authority; Enforceability), Section 4.02 (No Conflict) and Section 4.06 (Brokers and Other Advisors).

“Investor Specified Representations” means the representations and warranties made by the Investor in Section 4.03 (Restricted Securities; Purchase Entirely for Own Account; Status).

“IT Systems” has the meaning ascribed thereto in Section 3.14(c).

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Master Framework Agreement” has the meaning ascribed thereto in the Preamble.

“Material Adverse Effect” has the meaning ascribed thereto in Section 3.01.

“Milestone #1” has the meaning ascribed thereto on Exhibit A attached hereto.

“Milestone #2” has the meaning ascribed thereto on Exhibit A attached hereto.

“Milestone #3” has the meaning ascribed thereto on Exhibit A attached hereto.

“Milestone #4” has the meaning ascribed thereto on Exhibit A attached hereto.

“Milestone #5” has the meaning ascribed thereto on Exhibit A attached hereto.

“Milestone Achievement Date” has the meaning ascribed thereto in Section 2.02(a).

“Milestone Achievement Notice” has the meaning ascribed thereto in Section 2.02(a).

“Milestone Cash Amount” means, (i) with respect to Milestone #1, $300,000,000, (ii) with respect to Milestone #2, $[***], (iii) with respect to Milestone #3, $[***], (iv) with respect to Milestone #4, $[***] and (v) with respect to Milestone #5, $[***]; provided, however, that the Milestone Cash Amount shall be adjusted to account for the purchase of any additional Shares or Pre-Funded Warrants, as applicable, as a result of rounding up to the nearest whole number of Milestone Securities.

“Milestone Closing” has the meaning ascribed thereto in Section 2.02(b).

“Milestone Closing Date” has the meaning ascribed thereto in Section 2.02(b).

“Milestone Confirmation Notice” has the meaning ascribed thereto in Section 2.02(a).

“Milestone Deadline” means the applicable deadline for achievement of each Milestone as set forth in Exhibit A attached hereto, or such other date as agreed to by signed agreement between Rivian and the Investor, [***].

“Milestones” means Milestone #1, Milestone #2, Milestone #3, Milestone #4, and Milestone #5.

“Milestone Securities” means (i) with respect to each Milestone, a number of Shares and Pre-Funded Warrants (including any Warrant Shares), as applicable (rounded up to the nearest whole number), equal to (a) the applicable Milestone Cash Amount divided by (b) the Closing Price; and (ii) in the aggregate, all of such Shares, and Pre-Funded Warrants (including any Warrant Shares) with respect to each of Milestone #1, Milestone #2, Milestone #3, Milestone #4, and Milestone #5.

“[***]” has the meaning ascribed thereto in Section 7.17.

“Money Laundering Laws” has the meaning ascribed thereto in Section 3.17.

“Nasdaq Listing Rules” means the rules and regulations promulgated by the Nasdaq Stock Market LLC (or any successor entity) governing the qualification, listing and delisting of companies, as may be amended from time to time.

“Open Source Software” has the meaning ascribed thereto in Section 3.14(b).

“Other Holder” means any holder of Shares of Rivian other than the Investor.

“Other Holder Registrable Securities” means any registrable securities (as that, or any similar term, may be defined in an Other Holder Registration Rights Agreement) held by an Other Holder.

“Other Holder Registration Rights Agreement” means any agreement between Rivian and an Other Holder providing for the registration of Other Holder Registrable Securities, including, without limitation, that Sixth Amended and Restated Investor Rights Agreement, dated November 13, 2024 by and between Rivian and the holders party thereto and that Investment Agreement, dated November 13, 2024, by and between Rivian, Volkswagen International America Inc. and Volkswagen Aktiengesellschaft, as amended.

“Party” has the meaning ascribed thereto in the Preamble.

“Permit” has the meaning ascribed thereto in Section 3.11.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“Pre-Funded Warrants” means, collectively, the pre-funded warrants to purchase Shares delivered to the Investor at each applicable Milestone Closing in accordance with Section 2.02(b) hereof, which Pre-Funded Warrants shall be exercisable in whole or in part immediately for an exercise price of $0.001 per Warrant Share (the “Exercise Price”) and shall expire when exercised in full, substantially in the form of Exhibit B attached hereto.

“Registrable Securities” means Registrable Shares and Other Holder Registrable Securities.

“Registrable Shares” has the meaning ascribed thereto in Section 5.04(f).

“Registration Statement” has the meaning ascribed thereto in Section 5.04(a)(i).

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, agents and advisors.

“Requisite Stockholder Approval” means such approval of Rivian’s stockholders as may be required by the Nasdaq Listing Rules (including Rule 5635(b) and Rule 5635(d)) or any comparable successor stock exchange listing rules.

“Rivian” has the meaning ascribed thereto in the Preamble.

“Rivian Disclosure Schedule” means the disclosure schedule, dated as of the date of this Agreement, delivered by Rivian to the Investor in connection with the execution of this Agreement and attached hereto as Schedule I.

“Rivian LLC” has the meaning ascribed thereto in the Preamble.

“Rivian Fundamental Representations” means the representations and warranties made by Rivian in Section 3.01 (Organization and Validity), Section 3.02 (Authority), Section 3.03 (Enforceability), Section 3.04(c) (No Conflict), Section 3.05 (SEC Documents), Section 3.07 (Capitalization), Section 3.08(a) (No Litigation), Section 3.09 (Financial Statements; Controls; Listing Requirements), Section 3.15 (Compliance with Laws), Section 3.16 (Anti-Corruption Law and Sanctions), Section 3.17 (Money Laundering), Section 3.19 (Solvency) and Section 3.20 (Brokers and Other Advisors).

“Rivian Specified Representations” means the representations and warranties made by Rivian in Section 3.11 (Permits), Section 3.14 (Intellectual Property; Open Source Software; IT Systems; Data), Section 3.18 (Insurance), and Section 3.21 (Taxes).

“Rule 144” has the meaning ascribed thereto in Section 4.04.

“Sanctions” has the meaning ascribed thereto in Section 3.16(b)(i).

“SEC” has the meaning ascribed thereto in Section 3.05.

“SEC Documents” has the meaning ascribed thereto in Section 3.05.

“Securities Act” has the meaning ascribed thereto in the Preamble.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Shares, and fees and disbursements of counsel for the Investor, except for the fees and disbursements of the Investor counsel borne and paid by Rivian as provided in Section 5.04 (d).

“Shares” means shares of Rivian’s Class A common stock, $0.001 par value per share.

“Solicitor” has the meaning ascribed thereto in Section 3.22(b).

“Solvent” has the meaning ascribed thereto in Section 3.19.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, provided that, for the avoidance of doubt, each of (i) Mind Robotics, Inc., (ii) Also, Inc. and (iii) Rivian and Volkswagen Group Technologies, LLC, and any of their respective Subsidiaries, shall not be considered a “Subsidiary” of Rivian.

“United” has the meaning ascribed thereto in the Preamble.

“U.S. GAAP” has the meaning ascribed thereto in Section 3.09(a).

“Warrant Shares” means the Shares issued or issuable upon exercise of the Pre-Funded Warrants.

Section 1.02 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i)            when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement;

(ii)            a reference to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented or modified from time to time to the extent permitted by the provisions thereof;

(iii)          a reference to any Law means such Law as amended and in effect from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder;

(iv)         the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(v)          whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(vi)         the word “or” is not exclusive unless expressly indicated otherwise;

(vii)         the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(viii)       all terms defined in this Agreement have the defined meanings when used in any certificate or other document delivered or made available pursuant hereto, unless otherwise defined therein;

(ix)          where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives, including, in the case of “made available” to the Investor, material that has been posted in a “data room” (virtual or otherwise) established by Rivian or its Affiliates (including in an electronic data room available at Datasite.com) at least two (2) Business Days prior to the date hereof;

(x)          references to “day” or “days” are to calendar days;

(xi)          “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form;

(xii)         the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(xiii)        whenever words of one gender are used in this Agreement, they are deemed to include the other gender;

(xiv)        references to a Person are also to its successors and permitted assigns;

(xv)         the Parties have each participated in the negotiation and drafting of this Agreement, and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties, as applicable, and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement;

(xvi)        when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day; and

(xvii)       references to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars.

Article II

PURCHASE AND SALE OF THE MILESTONE SECURITIES

Section 2.01 Purchase and Sale. Subject to the terms and conditions of this Agreement, Rivian agrees to sell and issue to the Investor, and the Investor agrees to purchase from Rivian, the Milestone Securities for an aggregate purchase price equal to the sum of the Milestone Cash Amount or, with respect to any Pre-Funded Warrants, the Milestone Cash Amount less the aggregate Exercise Price of such Pre-Funded Warrants.

Section 2.02 Milestone Closing(s).

(a)            Following the achievement of each Milestone, excluding Milestone #1, Rivian shall provide written notice to the Investor certifying that the applicable Milestone has been achieved (such notice, the “Milestone Achievement Notice”), which Milestone Achievement Notice shall be delivered to the Investor within [***] of the date on which Rivian determines the applicable Milestone has been achieved (the “Milestone Achievement Date”). The Milestone Achievement Notice shall set forth the date upon which Rivian considers the applicable Milestone Achievement Date. Following receipt of the Milestone Achievement Notice, the Investor shall have [***] in which to (i) validate the achievement of the applicable Milestone on the Milestone Achievement Date and (ii) upon the Investor’s reasonable satisfaction of such achievement on such date, deliver to Rivian a confirmation notice (the “Milestone Confirmation Notice”). [***]

(b)            The consummation of the purchase and sale of the Milestone Securities with respect to each Milestone (each, a “Milestone Closing”) shall take place on the applicable Milestone Closing Date remotely via an exchange of electronic copies of documents and signatures, subject to the satisfaction or waiver of the conditions precedent to the applicable Milestone Closing set forth in Section 2.03, Section 2.04 and Section 2.05 (the “Closing Conditions”) as of the Milestone Closing. At each Milestone Closing, the Milestone Securities shall be Shares, provided, however, that the Investor in its sole discretion, other than with respect to Milestone #1, may elect to purchase Pre-Funded Warrants in lieu of Shares in such manner as to result in the same aggregate purchase price being paid by the Investor by providing written notice of such election to Rivian at least five (5) Business Days prior to the applicable Milestone Closing Date. The “Milestone Closing Date” shall mean (i) with respect to Milestone #1, the date that is five (5) Business Days after the satisfaction or waiver of the Antitrust Conditions and the other Closing Conditions, (ii) with respect to Milestone #2, Milestone #3, Milestone #4, and Milestone #5, the date that is five (5) Business Days following (x) the Investor’s delivery of the Milestone Confirmation Notice for such applicable Milestone and (y) the satisfaction or waiver of each of the Closing Conditions, and (iii) with respect to any Milestone, such other date that the Parties may agree upon in writing.

(c)            In connection with the Investor’s validation of the achievement of any applicable Milestone which is the subject of a Milestone Achievement Notice, Rivian shall provide the Investor or its applicable Affiliate such information and access as it may reasonably request in connection with validating the achievement of such Milestone, provided, however that, in each case, Rivian may redact, remove, withhold or restrict access to (i) highly confidential and competitively sensitive or proprietary information or access to the foregoing, (ii) information or access that would, based on the advice of counsel, reasonably be expected to result in the loss of legal privilege to Rivian or its Subsidiaries, or (iii) information that the disclosure of which, or access that would, cause a violation of applicable Law or any contractual or legal obligation of confidentiality or secrecy of Rivian or any of its Subsidiaries.

Section 2.03 Conditions to Obligations of Each Party. The respective obligations of Rivian and the Investor to consummate the transactions contemplated under this Agreement in respect of a Milestone Closing are subject to the satisfaction or written waiver, at or prior to the applicable Milestone Closing, of each of the following conditions:

(a)            Requisite Stockholder Approval. Any Requisite Stockholder Approval with respect to the issuance of the Milestone Securities to the Investor shall have been obtained.

(b)            Governmental Approvals. Any consents, waivers, approvals, clearances, expiration or termination of any waiting period (and any extension thereof), and authorizations or orders of, any Governmental Authority under the Antitrust Laws, foreign investment laws or national security laws applicable to the transactions contemplated in this Agreement shall have been obtained and any agreement between Investor and any Governmental Authority not to consummate any transaction contemplated by this Agreement shall have expired or been terminated (collectively, the “Antitrust Conditions”).

(c)            No Order. There shall not be pending or in effect any Law or Governmental Order issued by a Governmental Authority of competent jurisdiction that enjoins the consummation of the transactions contemplated by this Agreement.

(d)            Milestone Achievement Notice. The applicable Milestone Achievement Notice shall have been delivered and the applicable Milestone shall have been achieved in accordance with the terms and procedures set forth in Section 2.02(a) and Exhibit A attached hereto.

(e)            Listing Application. The Company shall have filed with Nasdaq Global Select Market a Notification Form: Listing of Additional Shares for the listing of the Shares and the Warrant Shares and the Nasdaq Global Select Market shall have raised no objection to such notice and the transactions contemplated hereby.

Section 2.04 Conditions to Obligations of Rivian. The obligations of Rivian to consummate the transactions contemplated under this Agreement in respect of a Milestone Closing are subject to the satisfaction or written waiver, at or prior to the applicable Milestone Closing, of each of the following conditions:

(a)            Representations and Warranties. (i) The Investor Fundamental Representations shall be true and correct in all material respects as though such representations and warranties had been made on and as of the applicable Milestone Closing Date (except to the extent any such Investor Fundamental Representations are, by their terms, made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date), (ii) the Investor Specified Representations shall have been true and correct in all material respects as of the date of this Agreement (except to the extent any such Investor Specified Representations are, by their terms, made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date), and (iii) Rivian shall have received a certificate of the Investor signed by a duly authorized representative thereof dated as of the applicable Milestone Closing Date certifying the matters set forth in Section 2.03(b) through Section 1.01(a) and clauses (i) and (ii) of this Section 2.04(a); and

(b)            Milestone Cash Amount. The Investor shall deliver or cause to be delivered to Rivian an amount of cash equal to the Milestone Cash Amount for the applicable Milestone or, with respect to any Pre-Funded Warrants, the Milestone Cash Amount less the aggregate Exercise Price of such Pre-Funded Warrants, by wire transfer in immediately available funds for the account of Rivian to the bank account number designated by Rivian to the Investor in writing at least two (2) Business Days prior to the date on which the applicable Milestone Closing is planned to occur.

Section 2.05 Conditions to Obligations of the Investor. The obligations of the Investor to consummate the transactions contemplated under this Agreement in respect of a Milestone Closing are subject to the satisfaction or written waiver, at or prior to the applicable Milestone Closing, of each of the following conditions:

(a)            Certificate. Rivian shall deliver or cause to be delivered to the Investor a certificate of Rivian signed by a duly authorized representative thereof dated as of the applicable Milestone Closing Date certifying the matters set forth in and in Section 2.03, Section 2.05(b) and 2.05(d).

(b)            Milestone Securities. Rivian shall deliver or cause to be delivered to the Investor, (i) in the event the Milestone Securities are Shares, such Shares, in book entry form, free and clear of all liens, except restrictions imposed by applicable securities Laws and as provided in this Agreement, as well as a book-entry statement evidencing the applicable Shares on the date of the issuance, and (ii) in the event the Milestone Securities are elected by the Investor to be Pre-Funded Warrants in lieu of Shares pursuant to Section 2.02(b), a Pre-Funded Warrant for such Milestone Securities registered in the name of the Investor, subject to adjustment as provided therein, free and clear of all liens, except restrictions imposed by applicable securities Laws and as provided in such Pre-Funded Warrant and this Agreement.

(c)            Fundamental Representations. There shall not be a Continuing Breach of any Rivian Fundamental Representation (it being understood that Rivian shall be entitled to remediate any such Continuing Breach (as provided within the definition of “Continuing Breach”) and thereby satisfy this condition).

(d)            Specified Representations. The Rivian Specified Representations shall have been true and correct in all material respects as of the date of this Agreement (except to the extent any such Rivian Specified Representations are, by their terms, made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date); provided, that if Rivian has cured or remediated any breach of a Rivian Specified Representation following the date of this Agreement such that such representation or warranty was, at any point after the date hereof, accurate in all material respects, this condition shall be satisfied; and, provided, further, that for the purpose of determining whether a breach of a Rivian Specified Representation has been cured or remediated, any representations or warranties relating to historical matters (such as lookback periods or representations as to compliance with any matter in the past) shall be disregarded.

Section 2.06 Regulatory and Other Authorizations; Notices and Consents.

(a)            Rivian and the Investor shall each use their commercially reasonable efforts to obtain the required approvals, consents, actions or nonactions, or the expiration or termination of applicable waiting periods under the Antitrust Laws with respect to this Agreement, including supplying the other with such information as may be reasonably required to prepare any required filings or submissions and using commercially reasonable efforts to make an appropriate response as promptly as reasonably practicable to any requests for additional information or documents by such Governmental Authority. Rivian and Investor shall each use reasonable best efforts to file a Notification Report Form under the HSR Act no later than twenty (20) business days after the date of this Agreement and any required filings under other applicable Antitrust Laws as promptly as possible. For the avoidance of doubt, the terms set forth in this Section 2.06 shall also apply to any future required approvals, consents, actions and the expiration or termination of applicable waiting periods under the Antitrust Laws with respect to this Agreement, whether or not contemplated or expected as of the date hereof. Any filing fees required in respect of applicable Antitrust Laws with respect to this Agreement shall be borne fifty percent (50%) by Rivian and fifty percent (50%) by the Investor. All other fees and expenses incurred by either Party in connection with any filing submitted hereto or with such Party’s compliance with the terms of this Section 2.06 shall be paid by the Party that incurs such fee or expense.

(b)            Rivian and the Investor shall cooperate with one another in connection with any such filing(s) and in connection with resolving any investigations or other inquiries of any Governmental Authority to achieve the satisfaction of the Antitrust Conditions as soon as practicable after the date of this Agreement. Rivian and the Investor shall jointly in good faith determine and direct the strategy and process by which the Parties will seek required approvals, provided, that, in the event of a disagreement regarding such strategy, the determination of Investor shall be final. To the extent not prohibited by law, Rivian and the Investor each shall furnish to the other Party information reasonably required to resolve and respond to any such investigation, shall give each other reasonable prior notice of any communication with any Governmental Authority and permit representatives of the other Party to attend any such meeting or teleconference, and shall provide counsel of the other Party reasonable opportunity to review in advance and comment on drafts of filings and submissions and consider in good faith the views of the other Party in connection with, any proposed written communication to any Governmental Authority in connection with the Agreement; provided, however that if any filing or submission discusses other investments or acquisitions (current or potential) of Investor, then Investor may redact or withhold that section of the filing or submission or if any meeting or teleconference will involve discussion of other investments or acquisitions (current or potential) of Investor, then Investor shall not be obligated to invite the other Party or its representative to attend; provided further that either Party may, as it deems advisable and necessary, reasonably designate any competitively sensitive materials provided to the other party under this section as “outside counsel only” and any such information shall not be shared with employees, officers, managers, or directors or their equivalents of the receiving party without written approval of the providing party. If requested by the Investor, Rivian shall respond as promptly as practicable to any request for information, documentation, other material or testimony by any antitrust or competition authority, including by complying at the earliest reasonably practicable date with any request for additional information, documents or other materials, including any “second request” under the HSR Act, received by Rivian or any of its Subsidiaries from any antitrust or competition authority in connection with such applications or filings for the potential conversion.

(c)            For the avoidance of doubt, neither Rivian nor the Investor shall be obliged to accept any remedies (i.e., conditions, obligations or other requirements, including any requirement to sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of its business, conduct, restrict, operate, invest or otherwise change the assets, business or portions of its business in any manner, or impose any restriction, requirement or limitation on the operation its business or portion of its business) to which the consents, approvals, orders and authorizations required by this Agreement are subject, nor shall the parties be required to enter into any settlement, consent decree, or “timing agreement” with any governmental authority, and any such non-acceptance shall not constitute a breach of their obligations set forth in this Section 2.06, provided, however, that each of Rivian and the Investor shall use their commercially reasonable efforts to achieve the satisfaction of the Antitrust Conditions as soon as practicable after the date of this Agreement.

Section 2.07 Use of Proceeds. Rivian shall use the proceeds of any amounts received in connection with this Agreement for the development of Level 4 automated driving software and hardware for, and integration of such software and hardware into, company vehicles, including for robotaxi applications.

Article III

REPRESENTATIONS AND WARRANTIES OF RIVIAN

Rivian hereby represents and warrants to the Investor that all of the following statements are true and complete as of the date hereof and, with respect to the Rivian Fundamental Representations and the representations made in Section 3.21 (Taxes), are true and complete as of each Milestone Closing Date as though made on such Milestone Closing Date, in each case (except with respect to the representation in Section 3.08(a)) subject to such exceptions as are disclosed in the Rivian Disclosure Schedule:

Section 3.01 Organization and Validity. Rivian (i) has been duly incorporated, is validly existing as a corporation and in good standing under the laws of the State of Delaware; (ii) has the corporate power and authority to own or lease its property and carry on its business as now conducted; and (iii) is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of Rivian and its Subsidiaries (together, the “Group” and each, a “Group Company”), taken as a whole, or on Rivian’s ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

Section 3.02 Authority. The execution, the delivery by Rivian of, and the performance by Rivian of its obligations under this Agreement (including the Pre-Funded Warrants when issued) and the consummation of the transactions contemplated hereby, including delivery of the Milestone Securities, have been duly authorized by all necessary actions on the part of Rivian.

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by Rivian and constitutes a valid and binding obligation of Rivian and, when issued, the Pre-Funded Warrants shall be duly executed and delivered by Rivian and constitute valid and binding obligations of Rivian, each enforceable against Rivian in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

Section 3.04 No Conflict. Rivian’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including delivery of the Milestone Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) any applicable Law, (b) any agreement or other instrument binding upon any Group Company (collectively, the “Contracts” and each, a “Contract”), (c) any of the terms and provisions of the certificate of incorporation or bylaws of Rivian, or (d) any Governmental Order of any Governmental Authority having jurisdiction over any Group Company, except in the case of clauses (a), (b) and (d), such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.05 SEC Documents. Rivian has timely filed or furnished all reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the “SEC”) required to be filed or furnished by Rivian (the “SEC Documents”) since January 1, 2024. As of their respective dates of filing, (i) the SEC Documents complied as to form in all material respects with the requirements of the Securities Act, or the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and (ii) except to the extent amended or superseded by a subsequent filing with the SEC, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments from the SEC staff with respect to the SEC Documents. To Rivian’s knowledge, none of the SEC Documents are the subject of an ongoing SEC review that would reasonably be expected to have, a Material Adverse Effect. As of the date of this Agreement, Rivian is in compliance with General Instruction I.A.3 of Form S-3.

Section 3.06 Consents and Approvals. All consents, approvals, authorizations and orders of, and qualifications with, any Governmental Authority required on the part of Rivian in connection with the execution, delivery or performance of this Agreement, including delivery of the Milestone Securities (other than those necessary to satisfy the condition to the applicable Milestone Closing set forth in Section 2.03(b)), have been obtained or made.

Section 3.07 Capitalization. All issued and outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable, and conform in all material respects to the description thereof in Rivian’s most recent SEC Documents. All Warrant Shares exercisable pursuant to issued and outstanding Pre-Funded Warrants have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of such Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable, and the holder of the Warrant Shares shall be entitled to all rights accorded to a holder of Shares. Rivian shall at all times keep available out of its authorized but unissued Shares, solely for the purpose of effecting the issuance of the Milestone Securities, such number of Shares as shall be sufficient to effect the issuance of the Milestone Securities in accordance with the terms of this Agreement; and if at any time the number of authorized but unissued shares of Shares shall not be sufficient to effect the issuance of the Milestone Securities in accordance with the terms of this Agreement, without limitation of such other remedies as shall be available to the Investor, Rivian will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued Shares to such number of Shares as shall be sufficient for such purposes.

Section 3.08 No Litigation.

(a)            There are no Actions pending to which any Group Company is a party or to which any of the properties of the Group is subject, including those proceedings described in Rivian’s SEC Documents that would, individually or in the aggregate, reasonably be expected (based on, among other things, an assessment of the facts, circumstances, and merits of the underlying claim or dispute) to materially and adversely affect the operations or condition (financial or otherwise) of Rivian and its Subsidiaries, taken as a whole, but in each case, excluding any Actions brought by United or its Affiliates.

(b)            The Group is not subject to any notice, court decision, agency guideline, order, writ, injunction, award, judgment or decree of any federal, state, local or foreign government, any court of competent jurisdiction or any administrative, regulatory (including any stock exchange) or other governmental agency, commission or authority which would, individually or in the aggregate, reasonably be expected (based on, among other things, an assessment of the facts, circumstances, and merits of the underlying matter set forth therein) to materially and adversely affect the operations or condition (financial or otherwise) of Rivian and its Subsidiaries, taken as a whole.

Section 3.09 Financial Statements; Controls; Listing Requirements.

(a)            The audited financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Group included in the SEC Documents comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, as applicable, as well as the published rules and regulations of the SEC with respect thereto, and present fairly the consolidated financial position of the Group as of the dates shown and the Group’s results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Group’s quarterly financial statements. The other financial information included in the SEC Documents has been derived from the accounting records of the Group and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in the SEC Documents are based on or derived from sources which Rivian reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(b)            Rivian has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed (i) to ensure that material information required to be disclosed in Rivian’s periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the required time periods, and (ii) to timely alert Rivian’s principal executive officer and principal financial officer to material information required to be included in Rivian’s periodic reports required under the Exchange Act.

(c)            Rivian has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Such internal controls are designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the SEC Documents are accurate. Except as described in the SEC Documents, since the end of Rivian’s most recent audited fiscal year, there has been (x) no material weakness in Rivian’s internal control over financial reporting (whether or not remediated) as defined in Rule 13(a)-15(f) under the Exchange Act and y) no change in Rivian’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, Rivian’s internal control over financial reporting.

(d)            The interactive data in eXtensible Business Reporting Language included in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(e)            Since January 1, 2024, Rivian has complied in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Global Select Market.

(f)            Rivian is, and since January 1, 2023 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

(g)            Rivian is not, and immediately after receipt of payment for the Milestone Securities will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

Section 3.10 Absence of Certain Changes or Events. Since December 31, 2025, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

Section 3.11 Permits. Each Group Company possesses all certificates, authorizations and permits (collectively, “Permits” and each, a “Permit”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization or permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and no Group Company has received any notice of proceedings relating to the revocation or modification of any Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the SEC Documents.

Section 3.12 Compliance with Contracts. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Group Companies is in material breach of or default under any Contract, and, to the Group’s knowledge, no other party is in a material breach of or default under any such Contract, except as described in the SEC Documents.

Section 3.13 Properties. Each Group Company has good and marketable title to all real property and personal property owned by it that is material to the business of the Group, taken as a whole, in each case free and clear of all liens, encumbrances or defects, except such as are described in the SEC Documents or those that would not be reasonably likely to result in a Material Adverse Effect. Any real property and buildings held under lease by the Group are held by each Group Company under valid, subsisting and, to Rivian’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Group, taken as a whole.

Section 3.14 Intellectual Property; Open Source Software; IT Systems; Data.

(a)            Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Group Company owns or has a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of its business, (ii) to Rivian’s knowledge, the Intellectual Property Rights owned by the Group and, to Rivian’s knowledge, the Intellectual Property Rights licensed to the Group, are valid, subsisting and enforceable, and there is no pending or, to Rivian’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights, (iii) no Group Company has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights by such Group Company, (iv) to Rivian’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by Rivian, (v) no Group Company infringes, misappropriates or otherwise violates, or in the past three (3) years has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any third party, (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of any Group Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the applicable Group Company if such Intellectual Property Rights are not assigned by operation of applicable law, and (vii) each Group Company uses, and has used, commercially reasonable efforts to appropriately maintain as confidential its trade secrets.

(b)            Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Group Company uses and has used all software and other materials used in its businesses that are under a “free,” “open source,” or similar licensing model (including the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) no Group Company uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) any Group Company to permit reverse engineering of any software code or other technology owned by any Group Company or (B) any software code or other technology owned by Group Company to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(c)            Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned or leased by the Group (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Group as currently conducted and, to the knowledge of Rivian, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) each Group Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect the integrity, continuity, redundancy and security of all IT Systems used in connection with their businesses as currently conducted; and (iii) to the knowledge of Rivian, there has been no unauthorized access to the IT Systems.

(d)            Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Group Company has complied and is presently in compliance with all internal and external privacy policies, contractual obligations, applicable industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other Governmental Authority, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by such Group Company of personal, personally identifiable, household, sensitive or confidential (“Data Privacy and Security Obligations”, and such data, “Data”); (ii) Rivian has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Privacy and Security Obligations; and (iii) there is no action, suit or proceeding by or before any court or Governmental Authority pending or, to the knowledge of Rivian, threatened alleging non-compliance with any Data Privacy and Security Obligations.

(e)            Each Group Company has taken commercially reasonable technical and organizational measures designed to protect the information technology systems and Data used in connection with the operation of its businesses. Without limiting the foregoing, each Group Company has used commercially reasonable efforts to establish and maintain, and has established, maintained, implemented and complied with commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity or disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of its businesses (“Breach”). Except as would not, individually or in the aggregate, have a Material Adverse Effect, there has been no such Breach, and no Group Company has been notified of any such Breach.

Section 3.15 Compliance with Laws. The Group has conducted and is conducting its business in material compliance with all applicable Law except to the extent that any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 3.16 Anti-Corruption Law and Sanctions.

(a)            (i) No Group Company or any of its controlled Affiliates, or any director or officer thereof, or to Rivian’s knowledge, any employee, agent or representative of any Group Company or any of its controlled Affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any Person in violation of any applicable anti-corruption laws; (ii) each Group Company and each of its controlled Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) no Group Company will use, directly or knowingly indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption laws.

(b)            No Group Company, or any director or officer thereof, or to Rivian’s knowledge, any employee, agent, controlled Affiliate or representative of any Group Company, is a Person that is, or is owned or controlled by, one or more Persons that are:

(i)            the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions”); or

(ii)            located, organized or resident in a country, region or territory that is the subject of Sanctions (including Cuba, Iran, North Korea, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Zaporizhzhia and Kherson Regions, or Syria).

(c)            The Group will not, directly or, knowingly, indirectly, use the proceeds received pursuant to this Agreement or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(i)            to fund, finance or facilitate any activities, business or transaction of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii)            in any other manner that could reasonably be expected to result in a violation of Sanctions by any Person.

(d)            For the past five years, no Group Company has knowingly engaged in, is now knowingly engaged in, and will knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 3.17 Money Laundering. The operations of the Group are and have been conducted at all times in material compliance with all applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Group conducts business and the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority with jurisdiction over any Group Company (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving any Group Company with respect to the Money Laundering Laws is pending or, to the knowledge of Rivian, threatened.

Section 3.18 Insurance. Each Group Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in Rivian’s reasonable judgment, prudent and customary in the businesses in which the Group is engaged, taken as a whole; no Group Company has been refused any insurance coverage sought or applied for; and no Group Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.19 Solvency. The Group is, and after giving effect to the transactions contemplated hereby, will be Solvent (as defined below). For purposes of this Section 3.19, “Solvent” means, with respect to the Group, that (a) the fair value and the present saleable value of any and all property of the Group is greater than the probable liability on existing debts of the Group as they become absolute and mature, (b) the Group is able to pay its debts (including contingent and subordinated liabilities) as they become absolute and mature, (c) the Group does not intend to, nor believes that it will, incur debts that would be beyond its ability to pay as such debts mature and (d) the Group is not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would constitute unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

Section 3.20 Brokers and Other Advisors. There is no broker, investment banker, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of Rivian that is entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Rivian.

Section 3.21 Taxes.

(a)            Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Group Company has (1) duly and timely filed (taking into account any valid extension of time within which to file) all tax returns required to be filed by any of them and all such filed tax returns are true, correct and complete and (2) paid all taxes required to be paid (whether or not shown on any tax return) or that such Group Company was obligated to withhold from amounts owing to any employee, creditor or other third party, except, in each case, for taxes that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in the financial statements included in Rivian’s reports filed prior to the date of this Agreement.

(b)            No deficiency for any amount of taxes has been proposed or asserted in writing or assessed by any Governmental Authority against any Group Company that remains unpaid or unresolved that would, individually or in the aggregate, reasonably be expected (based on, among other things, an assessment of the facts, circumstances, and merits of the underlying claim or dispute) to materially and adversely affect the operations or condition (financial or otherwise) of Rivian and its Subsidiaries, taken as a whole.

(c)            No audit, claim, investigation, administrative or judicial proceeding or other examination of, or with respect to, any tax return or taxes of any Group Company is presently in progress, nor has any Group Company been notified in writing of any request for any audit, claim, investigation, administrative or judicial proceeding or other examination of, or with respect to, any tax return or taxes of any Group Company in each case, that would, individually or in the aggregate, reasonably be expected (based on, among other things, an assessment of the facts, circumstances, and merits of the underlying claim or dispute) to materially and adversely affect the operations or condition (financial or otherwise) of Rivian and its Subsidiaries, taken as a whole.

Section 3.22 No “Bad Actor” Disqualification.

(a)            Rivian has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To Rivian’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Rivian has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.

(b)            For purposes of this Section 3.22, “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including Rivian; any predecessor or Affiliate of Rivian; any director, executive officer, other officer participating in the offering, general partner or managing member of Rivian; any beneficial owner of twenty percent (20%) or more of Rivian’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with Rivian in any capacity at any Milestone Closing Date; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale and issuance of the Milestone Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

Section 3.23 Outbound Investment Security Program. Neither Rivian nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither Rivian nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). Rivian does not have any joint ventures that engage in or plan to engage in any Covered Activity. Rivian also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to Rivian that all of the following statements are true and complete as of the date hereof and will be true and complete as of each Milestone Closing Date as though made on such Milestone Closing Date:

Section 4.01 Authority; Enforceability. The execution, the delivery by the Investor of, and the performance by the Investor of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of the Investor. This Agreement constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

Section 4.02 No Conflict. The Investor’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any applicable Law, (b) any agreement or other instrument binding upon the Investor, (c) any of the terms and provisions of the certificate of incorporation or bylaws of the Investor, or (d) any Governmental Order of any Governmental Authority having jurisdiction over the Investor, except in the case of clauses (a), (b) and (d), such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Investor’s ability to perform its obligation under this Agreement.

Section 4.03 Restricted Securities; Purchase Entirely for Own Account; Status. The Investor understands that Rivian intends for the Milestone Securities to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and Rivian is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Milestone Securities. The Investor is making this investment and is acquiring the Milestone Securities for the Investor’s own account as a principal, and not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

Section 4.04 Legend. The Investor understands and agrees that until the Milestone Securities issuable to the Investor are registered or transferred pursuant to the provisions of Rule 144 under the Securities Act (“Rule 144”), the certificates or book entry notations representing such Milestone Securities, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

Section 4.05 Information. The Investor acknowledges that no private placement memorandum or similar offering documents have been prepared or distributed in connection with this Agreement, but in lieu thereof the Investor has had access to the SEC Documents. The Investor has relied on the information contained therein and in such other documents as the Investor has elected to review and has not relied upon any oral representations or been furnished any other offering literature or written information, except other information (if any) provided by Rivian at the Investor’s request. The Investor has been provided with adequate opportunity to ask questions of Rivian’s management and to review any documents that the Investor deems material.

Section 4.06 Brokers and Other Advisors. There is no broker, investment banker, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of the Investor that is entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

Article V

ADDITIONAL AGREEMENTS

Section 5.01 Confidentiality. The terms of the Mutual Non-Disclosure Agreement, dated October 8, 2025 (the “Confidentiality Agreement”) by and between United and Rivian LLC, are hereby incorporated herein by reference, shall apply to the Parties mutatis mutandis as if fully set forth herein and as if the Investor constituted United and Rivian constituted Rivian LLC for purposes thereof, and shall continue in full force and effect with a term running contemporaneously with the term of this Agreement, provided that the confidentiality and other obligations specified therein shall survive such term for an additional three (3) years following any expiration or termination of this Agreement. If this Agreement is, for any reason, terminated prior to any Milestone Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms in accordance with the foregoing sentence.

Section 5.02 Further Action.

(a)            Except as otherwise provided in this Agreement, the Parties shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law to execute and deliver this Agreement and such other documents and other papers as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement, including the obtaining of all necessary waivers, consents, approvals and authorizations from any third party.

(b)            From time to time after each Milestone Closing, without additional consideration, each Party hereto shall, and shall cause its Affiliates to, execute and deliver such further instruments and take such other action as may be necessary or is reasonably requested by any other Parties to make effective the transactions contemplated by this Agreement.

Section 5.03 Exchange Act Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may permit the resale of the Milestone Securities, where such Milestone Securities are not covered by a registration under Section 5.04 pursuant to the terms of this Agreement, to the public without registration, Rivian shall:

(a)            make and keep public information available, as those terms are understood and defined in Rule 144 at all times after any Milestone Closing Date;

(b)            use commercially reasonable efforts to file with the SEC, in a timely manner, all reports and other documents required of Rivian under the Exchange Act, at any time when Rivian is subject to such reporting requirements; and

(c)            so long as the Investor owns any Milestone Securities, furnish to the Investor forthwith upon request: a written statement by Rivian as to its compliance with the reporting requirements of the Exchange Act; a copy of the most recent annual or quarterly report of Rivian; and such other reports and documents as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Milestone Securities without registration (in each case to the extent not readily publicly available) or pursuant to Form S-3.

Section 5.04 Registration Rights.

(a)

(i)            At any time following any Milestone Closing Date, Investor may deliver to Rivian a written request that Rivian file a registration statement on Form S-3 (or, if Rivian is not then eligible, on Form S-1) (a “Registration Statement”) under the Securities Act covering the resale of all of the Registrable Shares of the Investor, which request shall specify the aggregate number of Registrable Shares proposed to be resold (the “Demand Request”). Rivian shall as soon as practicable thereafter, and in any event within twenty (20) calendar days after the date that such Demand Request is given, file and use its commercially reasonable efforts to (i) effect a Registration Statement covering the resale of the Registrable Shares specified in the Demand Request (a “Demand Registration”), and (ii) cause such Registration Statement to remain effective until such date as the Investor has completed the distribution of Registrable Shares as described in the relevant Registration Statement; provided, that Rivian’s obligation to file a Registration Statement is contingent upon the Investor furnishing in writing to Rivian such information regarding the Investor, the securities of Rivian held by the Investor, and the intended method of disposition of such Registrable Shares, as shall be reasonably requested by Rivian to effect the registration of such Registrable Shares in compliance with applicable securities laws and which information shall be requested by Rivian from the Investor at least five (5) trading days prior to the anticipated filing date of the Registration Statement; provided, further, that Rivian shall not be obligated to effect, or to take any action to effect, any Registration Statement pursuant to this Section 5.04 during the period that is twenty (20) days before Rivian’s good faith estimate of the date of filing of, and ending on a date that is forty-five (45) days after the effective date of, a Rivian-initiated registration, provided, that Rivian is actively employing in good faith commercially reasonable efforts to cause such Registration Statement to become effective; provided, however, that Rivian (i) may not invoke this right more than twice in any twelve (12) month period and (ii) may not invoke this right within sixty (60) days following delivery of a Milestone Achievement Notice to the Investor if, as a result of the related Milestone Closing, the Investor reasonably determines in good faith that the Investor would be required to submit any required filing under applicable Antitrust Laws.. A Demand Registration shall not be counted as “effected” for purposes of this Section 5.04 until such time as the applicable Registration Statement has been declared effective by the SEC. The Investor and its counsel shall have at least three (3) Business Days prior to the anticipated filing date of a Registration Statement to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus, prior to its filing with the SEC.

(ii)            The Investor may request in its Demand Request pursuant to Section 5.04(a)(i) that the resale of Registrable Shares be effectuated by means of an underwritten offering, provided, that the aggregate offering value of the Registrable Shares covered by such Demand Request is equal to at least $100,000,000. In the event of such an underwritten Demand Registration, the Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Investor and reasonably acceptable to Rivian. Notwithstanding any other provision of this Section 5.04, if the underwriter(s) advise(s) Rivian and the Investor in writing that material marketing factors require a limitation of the number of securities, including Registrable Shares, to be underwritten, then Rivian shall so advise the Investor and any selling Other Holder of Other Holder Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities, that may be included in the underwritten offering shall be allocated among such Holders of Registrable Securities, including the Investor, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders, including the Investor. Notwithstanding the foregoing, in no event, shall the number of Registrable Securities included in the offering be reduced unless all other securities are first entirely excluded from the offering. To facilitate the allocation of shares in accordance with the above provisions, Rivian or the underwriter(s) may round the number of shares allocated to any Holder to the nearest one thousand (1,000) shares.

(b)            Notwithstanding the foregoing obligations, if Rivian furnishes to the Investor following a Demand Request a certificate signed by Rivian’s chief executive officer stating that in the good faith judgment of the board of directors of Rivian it would be materially detrimental to Rivian and its stockholders for such Registration Statement to be filed and it is therefore necessary to defer the filing of such Registration Statement, then Rivian shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the Demand Request is given; provided, however, that Rivian (i) may not invoke this right more than once in any twelve (12) month period and (ii) may not invoke this right within sixty (60) days following delivery of a Milestone Achievement Notice to the Investor if Investor notifies Rivian in good faith that, as a result of the related Milestone Closing, if no Registrable Shares were sold, the Investor has reasonably determined that it would submit any required filing under applicable Antitrust Laws; and provided, further, that Rivian shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period.

(c)            The Investor acknowledges that there may be times when Rivian must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Rivian and declared effective by the SEC, or until such time as Rivian has filed an appropriate report with the SEC pursuant to the Exchange Act. The Investor hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus forming part of the Registration Statement during the period commencing at the time at which Rivian gives the Investor written notice of the suspension of the use of said prospectus and ending at the time Rivian gives the Investor written notice that the Investor may thereafter effect sales pursuant to said prospectus; provided, that, (i) Rivian shall not suspend the use of the Registration Statement (A) on more than three (3) occasions for a period of more than thirty (30) consecutive days or (B) more than an aggregate total of sixty (60) days, in each case, in any 360-day period, (ii) the board of directors of Rivian shall have reasonably determined that, in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, (iii) Rivian shall have a bona fide business purpose for not making such information public and (iv) Rivian shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of Registrable Shares as soon as practicable after the commencement of each such suspension.

(d)            All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 5.04, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for Rivian, and the reasonable fees and disbursements, not to exceed fifty thousand dollars ($50,000), of one counsel for the Investor, shall be borne and paid by Rivian; provided, however, that Rivian shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5.04(a)(i) if the registration request is subsequently withdrawn at the request of the Investor (in which case the Investor shall bear such expenses pro rata based upon the number of Registrable Shares that were to be included in the withdrawn registration), unless the Investor agrees to forfeit their right to one registration pursuant to Section 5.04(a)(i); provided further that if, at the time of such withdrawal, the Investor shall have learned of a material adverse change in the condition, business, or prospects of Rivian from that known to the Investor at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Investor shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 5.04(a)(i). All Selling Expenses relating to Registrable Shares registered pursuant to this Section 5.04 shall be borne and paid by the Investor pro rata on the basis of the number of Registrable Shares registered on their behalf.

(e)            Whenever required to effect any Demand Registration, Rivian shall, as expeditiously as reasonably possible, furnish, at the request of the Investor, on the date that the relevant Milestone Securities constituting Shares or Warrant Shares are delivered to the underwriter(s) for sale, if such Shares or Warrant Shares are being sold through underwriters, (i) an opinion and a “negative assurance letter”, each dated as of such date, of the counsel representing Rivian for the purposes of such Demand Registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters and (ii) “comfort” letters dated as of the closing date of the offering, from the independent certified public accountants of Rivian, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the underwriters, addressed to the underwriters.

(f)            The term “Registrable Shares” means (i) any Shares held by the Investor and (ii) any Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security, including the Warrant Shares, issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities referenced in clause (i) above; provided, however, that a security shall cease to be a Registrable Share upon the earlier to occur of: (i) a Registration Statement registering such Registrable Shares under the Securities Act having been declared or becoming effective and such Registrable Shares having been sold or otherwise transferred by the Investor to and in a manner contemplated by such Registration Statement, (ii) such Registrable Shares being sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by Rivian, (iii) the first date the Shares are eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales or notice requirements under Rule 144; or (iv) such Registrable Shares cease to be outstanding following their issuance. Notwithstanding the foregoing, no Milestone Securities shall be Registrable Shares following the three-year anniversary of the date the applicable Registration Statement with respect to such Milestone Securities is declared effective.

(g)            Whenever required under this Section 5.04 to effect the registration of any Registrable Securities, Rivian shall, as expeditiously as reasonably possible:

(i)            prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(ii)           furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the selling Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(iii)          use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that Rivian shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Rivian is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(v)           use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by Rivian are then listed;

(vi)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(vii)         promptly make available for inspection by the selling Holders, any managing underwriters(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter(s) or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of Rivian, and cause Rivian’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(viii)        notify each selling Holder, promptly after Rivian receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(ix)           after such registration statement becomes effective, notify each selling Holder of any request by the SEC that Rivian amend or supplement such registration statement or prospectus.

(h)            If any Registrable Shares are included in a Registration Statement under this Section 5.04:

(i)            Rivian agrees to indemnify and reimburse and hold harmless, to the extent permitted by law, the Investor against all losses, claims, damages and liabilities caused by any untrue or alleged untrue statement of material fact contained in a Registration Statement in connection with a Demand Registration or prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any other violation or breach of the Securities Act, the Exchange Act, or any state securities (“Damages”) by Rivian or any other person acting on its behalf, and shall reimburse the Investor for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, provided, however, that the indemnity agreement contained in this Section 5.04(h)(i) shall not apply to amounts paid in any settlement of any claim or proceeding if such settlement is effected without the consent of Rivian, which consent shall not be unreasonably withheld, nor shall Rivian be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with information furnished in writing to Rivian by or on behalf of the Investor expressly for use in the Registration Statement.

(ii)            The Investor agrees to indemnify and reimburse and hold harmless, to the extent permitted by law, Rivian against all Damages, to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in the Registration Statement, and the Investor will pay to Rivian any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result; provided, however, that the indemnity agreement contained in this Section 5.04(h)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and, provided, further, that in no event shall the aggregate amounts payable by the Investor by way of indemnity or contribution under this Section 5.04(h)(ii) and Section 5.04(h)(iii) exceed the proceeds from the offering received by the Investor (net of any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Shares, and fees and disbursements of counsel for the Investor, except for any such fees and disbursements of counsel borne by Rivian paid by the Investor), except in the case of actual fraud or willful misconduct by the Investor.

(iii)           Promptly after receipt by an indemnified party under this Section 5.04 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.04, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the applicable parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.04 solely to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.04.

(iv)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 5.04 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 5.04 provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 5.04, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) the Investor shall not be required to contribute any amount in excess of the aggregate public offering price of all such Registrable Shares offered and sold by the Investor pursuant to such Registration Statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to a contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall the Investor’s liability pursuant to this Section 5.04, when combined with the amounts paid or payable by the Investor pursuant to Section 5.04(h)(ii), exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of willful misconduct or actual fraud by the Investor.

(v)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(vi)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of Rivian and the Investor under this Section 5.04(e) shall survive the completion of any offering of Registrable Shares in a registration under this Section 5.04, and otherwise shall survive the termination of this Agreement.

Section 5.05 Requisite Stockholder Approval. Rivian shall use commercially reasonable efforts to hold a special stockholder meeting to obtain any Requisite Stockholder Approval with respect to the issuance of the Milestone Securities to the Investor.

Section 5.06 Removal of Legends.

(a)            In connection with any sale, assignment, transfer or other disposition of the Milestone Securities by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable securities and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to Rivian, Rivian shall request its transfer agent to remove any restrictive legends related to the book entry account holding such securities and make a new, unlegended entry for such book entry securities sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Investor, provided that Rivian has timely received from the Investor customary representations and other documentation reasonably acceptable to Rivian in connection therewith. Rivian shall be responsible for the fees of its transfer agent and its legal counsel associated with such legend removal.

(b)            Subject to receipt from the Investor by Rivian and its transfer agent of customary representations and other documentation reasonably acceptable to Rivian and its transfer agent in connection therewith, upon the earliest of such time as the Milestone Securities (i) have been registered under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for Rivian to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), Rivian shall, in accordance with the provisions of this Section 5.06(b) and as soon as reasonably practicable following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to its transfer agent irrevocable instructions that such transfer agent shall make a new, unlegended entry for such book entry securities, and (B) cause its counsel to deliver to its transfer agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by its transfer agent to effect the removal of the legend in accordance with the provisions of this Agreement.

Section 5.07 Notification of Stop Orders. In the event of any stop order or other suspension of effectiveness, Rivian shall use commercially reasonable efforts to obtain the withdrawal of any such order as soon as practicable and shall advise the Investor promptly (but in no event later than 24 hours) in writing of Rivian’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any prospectus or prospectus supplement related to the Registrable Shares, or of Rivian’s receipt of any notification of the suspension of qualification of the Registrable  Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose.

Section 5.08 Cooperation. Rivian shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates or uncertificated shares representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of Shares and registered in such names as the holders of the Registrable Securities may reasonably request to the extent permitted by such Registration Statement or Rule 144 to effect sales of Registrable Securities; for the avoidance of doubt, Rivian may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

Section 5.09 Reservation of Common Stock. From and after the date of this Agreement, Rivian shall ensure it has reserved and kept available at all applicable times, free of preemptive rights, a sufficient number of Shares for the purpose of enabling Rivian to issue (i) Shares at any Milestone Closing and (ii) Warrant Shares upon the exercise of any outstanding Pre-Funded Warrant issued pursuant to this Agreement.

Section 5.10  Exercise Procedures. The form of Pre-Funded Warrants sets forth the totality of the procedures required of the Investors in order to exercise the Pre-Funded Warrants. No additional legal opinion, other information or instructions shall be required of the Investors to exercise their Pre-Funded Warrants. Without limiting the preceding sentences, no ink-original notice of exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any notice of exercise form be required in order to exercise the Pre-Funded Warrants. Rivian shall honor exercises of the Pre-Funded Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Pre-Funded Warrants.

Article VI

TERMINATION

Section 6.01 Termination. This Agreement may be terminated:

(a)            [***];

(b)            by either Rivian or the Investor in the event that any Governmental Authority of competent jurisdiction in the United States shall have issued a Governmental Order that permanently enjoins the consummation of the transactions contemplated by this Agreement and such Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 6.01(b) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the issuance of such Governmental Order or other action;

(c)            by Rivian if a breach of any covenant or agreement on the part of the Investor set forth in this Agreement (including an obligation to consummate any Milestone Closing) shall have occurred that would, if occurring or continuing on any Milestone Closing Date, cause the conditions set forth in Section 2.03 or Section 2.04 not to be satisfied, and such breach is not cured, or is incapable of being cured, within thirty (30) days (or, if earlier, the date of any termination or expiration of the Master Framework Agreement under its terms) of receipt of written notice by Rivian to the Investor of such breach; provided, that Rivian is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 2.03 or Section 2.05 not to be satisfied;

(d)            by the Investor if a breach of Section 2.03 on the part of Rivian shall have occurred and such breach is not cured within thirty (30) days (or, if earlier, the date of any termination or expiration of the Master Framework Agreement under its terms) of receipt of written notice by the Investor to Rivian of such breach; provided, that the Investor is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 2.03 or Section 2.04 not to be satisfied;

(e)            by the Investor upon the termination or expiration of the Master Framework Agreement under its terms;

(f)            by Rivian upon the termination or expiration of the Master Framework Agreement under its terms; or

(g)            by the written consent of Rivian and the Investor.

Section 6.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any Party or any of their respective Representatives; provided, that (a) Article I (Definitions), Section 2.07 (Use of Proceeds), Article V (Additional Agreements), this Section 6.02 (Effect of Termination) and Article VII (General Provisions) shall survive any termination, and (b) nothing herein shall relieve any Party from liability for any intentional breach of this Agreement occurring prior to such termination.

Article VII

GENERAL PROVISIONS

Section 7.01 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and in English, and shall be conclusively deemed to have been duly given (a) when hand-delivered, upon delivery; (b) when sent by facsimile or electronic mail, upon receipt of confirmation of error-free transmission; or (c) two (2) Business Days after being deposited with an overnight courier service of recognized international standing, provided, that the sending party receives a confirmation of delivery from the delivery service provider. All notices or other communications required or permitted under this Agreement shall be in writing and mailed, emailed or delivered to each party at the addresses indicated below.

INVESTOR OR UNITED

SMB Holding Corporation
1725 3rd Street
San Francisco, California 94158
Attention: [***]
E-mail: [***]

and with a copy to (which shall not constitute notice):

Cooley LLP

3 Embarcadero Ctr 20th Floor

San Francisco, CA 94111
Attention: [***]

E-mail: [***]

RIVIAN

Rivian Automotive, Inc.

14600 Myford Road

Irvine, California 92606

Attention: [***]

Email: [***]

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention: [***]

Email: [***]

Any such notice shall be deemed given on the date received, except any notice received after 5:30 p.m. (in the time zone of the receiving party) on a Business Day or received on a non-Business Day shall be deemed to have been received on the next Business Day. A party may add, delete or change the person or address to which notices should be sent at any time upon written notice delivered to the other Parties in accordance with this Section 7.01.

Section 7.02 Successors and Assigns. The rights and obligations of Rivian and the Investor under this Agreement will bind and benefit their respective successors and assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned or otherwise transferred by either Rivian or the Investor, by operation of law or otherwise, in whole or in part, without the other’s prior written consent. Notwithstanding the foregoing, no consent of Rivian is required for an assignment or transfer by the Investor of this Agreement or the Milestone Securities, in whole or in part, to (i) an Affiliate of the Investor, or (ii) a successor-in-interest of the Investor by reason of merger or consolidation or sale of all or substantially all of the assets of the Investor relating to the subject matter of this Agreement; provided, that following such transfer, the transferee shall be deemed “the Investor” for all purposes under this Agreement, including all rights and obligations associated therewith.

Section 7.03 Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

Section 7.04 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 7.05 Entire Agreement. This Agreement, the Master Framework Agreement, the Confidentiality Agreement and any agreements referenced herein or therein constitute and contain the entire agreement between or among Rivian, the Investor and their respective Affiliates and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the Parties, whether written or oral, respecting the subject matter hereof.

Section 7.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice-of-law rules thereof that may direct the application of the laws of another jurisdiction.

Section 7.07 Dispute Resolution.

(a)            Any Party alleging any controversy, claim or dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (a “Dispute”) shall give written notice (a “Dispute Notice”) to the other Parties which includes information on (i) the substance of the Dispute, (ii) the dollar amount at issue, (iii) key areas of disagreement, and (iv) any applicable time sensitivities associated with resolving the Dispute. All applicable statutes of limitations with respect to such Dispute shall be tolled as of the date of the Dispute Notice and until the end of the applicable time period for resolving the Dispute as provided in Section 7.07(b).

(b)            Upon receipt of the Dispute Notice, the Parties shall attempt to resolve such Dispute in good faith within thirty (30) days after receipt of the Dispute Notice. If so requested by one of the Parties, the Parties shall use reasonable best efforts to cause the each of their respective Chief Executive Officers to meet within ten (10) days after receipt of the Dispute Notice in furtherance of resolving the Dispute.

(c)            Any Dispute not resolved as provided in Sections 7.07(a) and (b) above shall be submitted exclusively to final and binding arbitration in accordance with the Federal Arbitration Act, 9 U.S.C. § 1, et seq. Any such arbitration shall be confidential. The arbitration will be administered by JAMS in accordance with the Comprehensive Arbitration Rules and Procedures. The arbitrator will be selected by the Parties from the JAMS’ roster of dispute arbitrators. The arbitration will be conducted in San Francisco, California. Judgment on the arbitration award may be entered in any court having jurisdiction. The prevailing Party in any such arbitration shall be entitled to its reasonable attorneys' fees, costs, and arbitration expenses, incurred in the arbitration proceeding as well as any court proceedings to confirm the arbitration award. A Party seeking in court to compel arbitration pursuant to this provision and that succeeds in compelling arbitration shall be entitled to its attorneys' fees and costs incurred in connection with such court proceedings. Notwithstanding the foregoing, nothing herein shall prevent a Party from seeking injunctive relief in any court having jurisdiction in order to protect such Party’s Intellectual Property Rights or confidential information.

Section 7.08 Waiver of Jury Trial. THE PARTIES WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, OR THE MATTERS COVERED BY THIS AGREEMENT AND HEREBY AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THEY WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

Section 7.09 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstrating the inadequacy of monetary damages.

Section 7.10 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party reasonable fees and expenses of attorneys and accountants, which shall include all fees, costs and expenses of appeals.

Section 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 7.12 Expenses. Rivian and the Investor are each liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including attorneys’ and consultants’ fees and expenses in connection with the foregoing.

Section 7.13 Public Announcements. None of the Parties shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties, unless such press release or public announcement is required by Law or applicable stock exchange regulation, in which case the Parties shall, to the extent practicable, consult with each other as to the timing and contents of any such press release, public announcement or communication; provided, however, that the prior written consent of the other Parties shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to a press release, public announcement or communication previously issued with the prior written consent of such other Parties; provided further, however that any public announcement regarding the achievement of any Milestone shall be deemed to be substantially different from all prior press releases, public announcements or communications previously issued.

Section 7.14 Waiver. Any Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered by the other Parties pursuant to this Agreement, or (c) waive compliance with any of the agreements of the other Parties or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

Section 7.15 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 7.16 Other Payment Terms.

(a)            Except as otherwise provided herein, all payments made pursuant to this Agreement shall be made by wire transfer in immediately available funds in U.S. dollars without any setoff, deduction or counterclaim whatsoever, including with respect to payments due pursuant to this Agreement or any other agreement among the Parties.

(b)            United shall cause the Investor to make (and shall make available or cause to be made available to the Investor the amounts necessary to make) the payments required by the Investor under Section 2.04(b) or otherwise under this Agreement. United hereby represents and warrants to Rivian as follows: (a) United has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery by United of this Agreement and the performance by United of its obligations hereunder have been duly authorized by all requisite action on the part of United, and (c) this Agreement has been duly executed and delivered by United and (assuming due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of United enforceable against United in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

Section 7.17 [***]

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

By:	/s Claire McDonough
	Name:	Claire McDonough
	Title:	Chief Financial Officer

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

SMB HOLDING CORPORATION

By:	/s/ Brian Kuntz
	Name:	Brian Kuntz
	Title:	President

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

SOLELY FOR PURPOSES OF ARTICLE I AND ARTICLE VII HEREOF:

UBER TECHNOLOGIES, INC.

By:	/s/ Sarfraz Maredia
	Name:	Sarfraz Maredia
	Title:	Head of Autonomous Mobility & Delivery